1 ASSET PURCHASE AND SERVICES AGREEMENT This Asset Purchase and Services Agreement (“Agreement”) is entered into by and between Slide Insurance Company (“Slide”) and United Insurance Management, LC, (“United”) and is effective as of February 1, 2023. Slide and United shall each be referred to as a “Party” or collectively as “Parties”. RECITALS 1. Slide is a Florida domiciled insurance carrier with a focus on homeowners insurance products. 2. United is a Florida domiciled managing general agent with experience in policy processing, technology and claims administration. 3. Slide and United’s affiliate insurance company, United Property & Casualty Insurance Company (“UPC”) entered into a Renewal Rights Agreement effective on February 1, 2023, wherein Slide acquired the renewal rights to certain UPC Florida policies (the “Renewal Rights Agreement”). 4. To ensure an orderly transition of the renewal rights of UPC’s Florida policies to Slide, the Parties have agreed to enter into this Agreement, pursuant to which United will provide, or cause its affiliates to provide, Slide with certain services, intellectual property and access to licensed software. Now, therefore, in consideration of the mutual agreements and covenants hereinafter set forth, United and Slide hereby agree as follows: AGREEMENT 1. Provision of Services (a) United agrees to provide, or to cause its affiliates to provide, the services (the "Services") set forth on in Exhibit A (the “Service Exhibit”) to Slide through the expiration of the final Stub Policy, as that term is defined in the Renewal Rights Agreement, a copy of which is attached as Exhibit B, and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibit. (b) Notwithstanding the contents of the Service Exhibit, United agrees to respond in good faith to any reasonable request by Slide for access to any additional services that are necessary and which are not currently contemplated in the Service Exhibit, at a price to be agreed upon after good faith negotiations between the Parties. Any such additional services so provided by United shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof. (c) The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement,

2 Slide agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services. 2. Standard of Service. United represents, warrants and agrees that the Services shall be provided in good faith, in accordance with Law and, and in a commercially reasonable manner. United agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence. United makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Slide acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by United as an independent contractor. 3. Third-Party Service Providers. It is understood and agreed that United has been retaining, and will continue to retain, third-party service providers to provide some of the Services to Slide. In addition, Slide shall have the right to hire other third-parties to provide additional services. 4. Sale of Assets. United hereby conveys to Slide, United’s intellectual property and assignment of certain assets as each is outlined in Schedule 1. Except for the limited licenses expressly granted herein, nothing in this Agreement grants, by implication, waiver, estoppel, or otherwise, to Slide or any third party, any intellectual property rights or other right, title, or interest in or to UPC’s intellectual property, the United Data, Ancillary Data, United commercial lines data and all other lines of business, and United reserves all rights not expressly granted to Slide herein. Slide agrees that United Data and Ancillary Data may be provided, without Slide’s prior written consent or notice to Slide, pursuant to a lawful subpoena or upon request by a regulatory agency having jurisdiction over United. 5. Fees. As consideration for provision of Services and sale of Assets, Slide shall pay to United an amount equal to the actual cost of time and materials incurred by United to provide Services, which cost shall be mutually agreed upon by the parties, plus two (2%) percent of the gross earned premium for all Policies, Stub Policies and Remaining Policies written by Slide pursuant to the Renewal Rights Agreement during the Term of this Agreement (“Fees”). (a) United shall provide Slide with monthly invoices (“Invoices”), which shall set forth in reasonable detail, with such supporting documentation as Slide may reasonably request with respect to the Fees; and (b) payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an Invoice by Slide from United. 6. Invoice Disputes. In the event of an Invoice dispute, Slide shall deliver a written statement to United no later than ten (10) days prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth herein. The parties shall seek to resolve all such

3 disputes expeditiously and in good faith. United shall continue performing the Services in accordance with this Agreement pending resolution of any dispute. 7. No Right of Setoff. Each of the Parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party under this Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other Party. 8. Taxes. Slide shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by United. 9. Late Payment. All late payments shall bear an interest rate of 1.5% per month or the highest rate permissible under applicable law, calculated daily and compounded monthly. Slide shall also reimburse United for all reasonable costs incurred in collecting any payments, including, without limitation, attorneys’ fees. 10. Term and Termination. (a) Term. The term of this Agreement (the “Term”) commences on the Effective Date and continues thereafter for a period of thirty-six (36) months, unless and until sooner terminated as provided in in this Section 10. (b) Termination. (i) With Cause. This Agreement may be terminated before the expiration date of the Term on written notice: (ii) by United, if Slide fails to pay any amount when due hereunder and such failure continues for thirty (30) days after Slide's receipt of written notice of nonpayment; (iii) by either Party, if the other Party materially breaches any provision of this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by the breaching Party within thirty (30) days after the breaching Party's receipt of written notice of such breach; or (iv) by United upon the occurrence of a Force Majeure Event that lasts longer than five (5) days; or (v) by United, if the Slide (A) becomes insolvent, (B) is generally unable to pay, or fails to pay, its debts as they become due, (C) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law, (D) makes or seeks to make a general assignment for the benefit of its creditors, or (E) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property or business. (c) Effect of Termination.

4 (i) No Release. The expiration or termination of this Agreement, for any reason, shall not release either Party from any obligation or liability to the other Party, including any payment and delivery obligation: (A) for Fees associated with Slide’s acquisition of United’s intellectual property; (B) that has already accrued hereunder; (C) that comes into effect due to the expiration or termination of the Agreement; or (D) that otherwise survives the expiration or termination of this Agreement. (E) Following the termination of this Agreement, United shall promptly invoice Slide for any outstanding Fees due and owing under this Agreement, and Slide shall pay all such Fees to United in accordance with the payment terms set forth in Section 5. 11. Force Majeure. The obligations of United under this Agreement with respect to any Service shall be suspended during the period and to the extent that United is prevented or hindered from providing such Service, or Slide is prevented or hindered from receiving such Service, due to any of the following causes beyond such party's reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and United shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Slide nor United shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension. 12. Confidentiality. During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each Party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party's Confidential Information as it uses to protect its own Confidential

5 Information of like nature. Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of the other Party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section12 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party's rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel that it is legally bound to disclose under such Governmental Order. Notwithstanding the foregoing, "Confidential Information" shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 12; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information. Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party's option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing. 13. United Employees. In connection with the Renewal Rights Agreement and continued and transition services contemplated herein, United shall provide to Slide a list of employees that are available for potential employment at Slide. United shall retain the right to exclude from the list any United employees (the “Essential Employees”). Slide agrees that it will not solicit or hire any Essential Employees for a period of three (3) years, unless the Essential Employee is no longer employed by United or its affiliates for a period of six (6) months, without the written permission of United. 14. Audit Rights. Slide may, at its own expense, audit and copy from United, the books, records and other documents necessary to verify United’s adherence to the terms and conditions of this Agreement. 15. Limitation on Liability. In no event shall United have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party's sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Slide acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 2 hereof including the limitations on representations and warranties with respect to the Services.

6 16. Indemnification (a) Indemnification by Slide. Slide shall indemnify United against, and shall hold United harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, incurred or sustained by, or imposed upon, United based upon, arising out of, with respect to or by reason of: (i) any breach or non-fulfillment of any agreement or obligation to be performed by Slide pursuant to this Agreement; or (ii) any excluded liability. Indemnification by United. United shall indemnify Slide against, and shall hold Slide harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, incurred or sustained by, or imposed upon, Slide based upon, arising out of, with respect to or by reason of: (iii) any breach or non-fulfillment of any agreement or obligation to be performed by United pursuant to this Agreement; or (iv) any excluded liability. 17. Waiver. No delay or failure in exercising any right, power, or privilege under the Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. 18. Entire Agreement. This Agreement represents the entire agreement between the Parties concerning or regarding the transactions contemplated in this Agreement. No provision of this Agreement may be changed, altered, modified or waived except in a writing signed by both Parties. The waiver by any Party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any prior, subsequent, or simultaneous breach. 19. Consent to Forum, Choice of Law & Waiver of Jury Trial. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Florida. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in Clearwater, Florida. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to any such action or proceeding in such venue. The Parties hereby knowingly, voluntarily, and intentionally waive any right to a jury trial with respect to any claims arising in connection with this Agreement. 20. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 21. Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, such a provision shall be considered separate and severable from the

7 remaining provisions of this Agreement, and the validity, legality or enforceability of any of the remaining provisions of this Agreement shall not be affected or impaired by such provision in any way. 22. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a Notice given in accordance with this Section 22): If to United: If to Slide: 800 2nd Avenue South St. Petersburg, FL 33701 Attn.: Legal Department Email: 4221 W. Boy Scout Blvd. Ste. 200 Tampa, FL 33607 Attn: Bruce Lucas, CEO Email: 23. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the following sentence, neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, Slide may, without the prior written consent of United, assign all or any portion of its right to receive Services to any of its affiliates that participate in the operation of the business of Slide; provided, that such affiliate shall receive such Services from United in the same place and manner as described in the respective Service Exhibit as Slide would have received such Service. No assignment shall relieve the assigning party of any of its obligations hereunder. 24. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. 25. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy,

/s/ Bruce Lucas /s/ Brooke Adler

9 Exhibit A Services Policy Processing. United shall provide policy processing services for policies assumed by Slide pursuant to the Renewal Rights Agreement. First Notice of Loss. United shall provide First Notice of Loss (“FNOL”) for Slide through December 31, 2023. Thereafter, United shall work in good faith with Slide to (i) transfer FNOL systems and employees to Slide at a mutually agreed upon date, and (ii) provide access to FNOL, policy and claims systems to Slide employees and vendors. Billing and Payment Processing. United shall provide billing and payment processing services for policies assumed by Slide pursuant to the Renewal Rights Agreement. Print and Mail Processing. United shall provide print and mail processing services for policies assumed by Slide pursuant to the Renewal Rights Agreement.

11 Schedule 1 Assets 1. Intellectual Property. During the Term of the Agreement, United, its affiliates and parent company agree to (i) facilitate the transfer of a copy of United’s intellectual property used by United as of the Effective Date of this Agreement and related to policy processing, claims administration systems, and user interfaces used to service the policies assumed by Slide pursuant to the Renewal Rights Agreement, and (ii) assign United’s third-party licenses to Slide. 2. Data. (a) United hereby grants Slide, and its affiliates, a perpetual, exclusive, non-transferrable license to data and information in United’s possession related to Policies, Remaining Policies, and other HO3 and DP3 policies that are no longer in-force, that have been collected or produced by United, including, policy underwriting, claims, rate filings and United -prepared actuarial analyses since January 1, 2016 (the “United Data”). (b) For a period of twenty four (24) months following the Effective Date of this Agreement, United shall provide to Slide in electronic format on a quarterly basis, United Data related to claims and loss reserves for the Policies, Remaining Policies, and other HO3 and DP3 policies that are no longer in-force that have been collected or written by United. (c) United hereby grants Side, and its affiliates, a perpetual, non-exclusive, non- transferrable license to data and information in United’s possession related to policies in Texas and Louisiana that have been collected or produced by United, including, policy underwriting, claims, rate filings and United -prepared actuarial analyses since January 1, 2016 (“Ancillary Data”). All Ancillary Data shall exclude personally identifiable information of policyholders and claimants. (d) The Parties acknowledge and agree that United reserves the right to continue to use all United Data and Ancillary Data, provided, however, that upon expiration of the final policy in Texas and Louisiana, United shall not be permitted to share Ancillary Data with any other third- party without Slide’s written consent, which consent shall not be unreasonably withheld.